Exhibit (d)(16)

Milliman Interim Sub-Advisory Investment Management Agreement

Schedule A

List of Funds

Innovator 20+ Year Treasury Bond 5 Floor ETF® – Quarterly

Innovator 20+ Year Treasury Bond 9 Buffer ETF™ – July

Innovator Emerging Markets 10 Buffer ETF™ – Quarterly

Innovator Equity Defined Protection ETF® – 1 Yr January

Innovator Equity Defined Protection ETF® – 1 Yr March

Innovator Equity Defined Protection ETF® – 1 Yr May

Innovator Equity Defined Protection ETF® – 1 Yr July

Innovator Equity Defined Protection ETF® – 1 Yr August

Innovator Equity Defined Protection ETF® – 1 Yr September

Innovator Equity Defined Protection ETF® – 1 Yr October

Innovator Equity Defined Protection ETF® – 1 Yr November

Innovator Equity Defined Protection ETF® – 1 Yr December

Innovator Equity Defined Protection ETF® – 2 Yr to July 2026

Innovator Equity Defined Protection ETF® – 2 Yr to October 2026

Innovator Equity Defined Protection ETF® – 2 Yr to January 2027

Innovator Equity Defined Protection ETF® – 2 Yr to July 2027

Innovator Equity Defined Protection ETF® – 6 Mo Jan/Jul

Innovator Equity Defined Protection ETF® – 6 Mo Apr/Oct

Innovator Equity Dual Directional 10 Buffer ETF™ – July

Innovator Equity Dual Directional 10 Buffer ETF™ – September

Innovator Equity Dual Directional 10 Buffer ETF™ – October

Innovator Equity Dual Directional 10 Buffer ETF™ – December

Innovator Equity Dual Directional 15 Buffer ETF™ – July

Innovator Equity Dual Directional 15 Buffer ETF™ – November

Innovator Growth Accelerated ETF® – Quarterly

Innovator Growth Accelerated Plus ETF® – January

Innovator Growth Accelerated Plus ETF® – July

Innovator Growth Accelerated Plus ETF® – October

Innovator Growth-100 Power Buffer ETF™ – April

Innovator Growth-100 Power Buffer ETF™ – June

Innovator Growth-100 Power Buffer ETF™ – July

Innovator Growth-100 Power Buffer ETF™ – August

Innovator Growth-100 Power Buffer ETF™ – September

Innovator Growth-100 Power Buffer ETF™ – October

Innovator Growth-100 Power Buffer ETF™ – November

Innovator Growth-100 Power Buffer ETF™ – December

Innovator Hedged Nasdaq-100® ETF

Innovator Index Autocallable Income Strategy ETF

Innovator International Developed 10 Buffer ETF™ – Quarterly

Innovator International Developed Power Buffer ETF™ – February

Innovator International Developed Power Buffer ETF™ – March

Innovator Power Buffer Step Up Strategy ETF®

Innovator Premium Income 15 Buffer ETF™ – January

Innovator Premium Income 15 Buffer ETF™ – April

Innovator Premium Income 15 Buffer ETF™ – July

Innovator Premium Income 15 Buffer ETF™ – October

Innovator Premium Income 20 Barrier ETF® – January

Innovator Premium Income 20 Barrier ETF® – July

Innovator Premium Income 30 Barrier ETF® – January

Innovator Premium Income 30 Barrier ETF® – April

Innovator Premium Income 30 Barrier ETF® – July

Innovator U.S. Equity Accelerated 9 Buffer ETF™ – January

Innovator U.S. Equity Accelerated 9 Buffer ETF™ – October

Innovator U.S. Equity Accelerated Plus ETF® – January

Innovator U.S. Equity Accelerated Plus ETF® – July

Innovator U.S. Equity Ultra Buffer ETF™ – May

Innovator U.S. Equity Ultra Buffer ETF™ – July

Innovator U.S. Small Cap Power Buffer ETF™ – January

Innovator U.S. Small Cap Power Buffer ETF™ – February

Innovator U.S. Small Cap Power Buffer ETF™ – March

Innovator U.S. Small Cap Power Buffer ETF™ – April

Innovator U.S. Small Cap Power Buffer ETF™ – May

Innovator U.S. Small Cap Power Buffer ETF™ – June

Innovator U.S. Small Cap Power Buffer ETF™ – October

Innovator U.S. Small Cap Power Buffer ETF™ – November

Innovator Uncapped Accelerated U.S. Equity ETF™

Innovator Uncapped Bitcoin 20 Floor ETF® – Quarterly